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                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                  EMPLOYEE OWNERS - STAND UP AND BE COUNTED!!


     The Proxy Statement for the Company's 1999 Annual Meeting of Stockholders was recently mailed to all stockholders. If you owned SAIC stock as of May 12,1999, either directly or through the retirement plans, you should have received the Proxy Statement and proxy and/or voting instruction cards. The Annual Meeting will be held on July 9, 1999 at the Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia. At the Annual Meeting, stockholders are being asked to consider and vote on the following matters (which are discussed in detail in the Proxy Statement):

     1.   Election of eight Class III Directors;
     2. A proposal to increase the number of shares of Class A Common Stock which the Company is authorized to issue from 100,000,000 shares to 1,000,000,000 shares;
     3. A proposal to split each outstanding share of Class A Common Stock into four shares of Class A Common Stock;
     4. A proposal to increase the relative voting and other rights of each share of Class B Common Stock to maintain the relative rights of the Class A Common Stock and the Class B Common Stock;
     5. A proposal to clarify the treatment of employees of the Company's subsidiaries under the Company's right of repurchase upon termination of affiliation;
     6.   A proposal to approve the 1999 Stock Incentive Plan; and
     7.   A proposal to amend and restate the 1984 Bonus Compensation Plan.

     Please note that the approval of each of Proposal 2, 3, 4 and 5 is dependent on the approval of the other proposals. If any of Proposal 2, 3, 4 or 5 is not approved, then none of the four proposals may be approved. Also, the above is a summary of the proposals. Stockholders are encouraged to review the Proxy Statement which contains a detailed discussion of each proposal.

                            YOUR VOTE IS IMPORTANT!

     Please complete, sign, date and promptly mail your white proxy card and/or blue voting instruction card in the envelope that was enclosed with your Proxy Statement. You are cordially invited to attend the Annual Meeting but please send in your proxy and voting instruction cards so that the Company can be assured of securing a quorum for the meeting. Thank you.